Exhibit 99.1

 ANNUAL MEETING OF SHAREHOLDERS  September 14, 2023  1  NASDAQ: CARV  CELEBRATING  75 YEARS OF SERVICE TO THE COMMUNITY

 Forward Looking Statements  10  Certain statements contained in this presentation are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements which may be identified by the use of such words as “believe,” “expect,” “anticipate,” “intend,” “should,” “could,” “planned,” “estimated,” “potential” and similar terms and phrases. Forward-looking statements are subject to risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which Carver Bancorp, Inc. (the “Company”) and Carver Federal Savings Bank (the “Bank”) operate, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.  The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company and the Bank undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

 Presentation Highlights by  Michael T. Pugh, President & CEO  10  75 Years of Serving our Customers  Social Impact  Fiscal Year 2023 Highlights  Leadership & Governance  Questions and Answers

 10

 10

 This year we celebrate our 75th Anniversary. Carver has maintained its mission to provide New Yorkers with access to capital and competitively priced banking solutions. As one of the largest African- and Caribbean-American managed and publicly traded Minority Depository Institutions in the United States, Carver continues to provide access to capital and banking services to Minority and Women-owned Business Enterprises (MWBEs) and consumers across the Greater New York City region.  10

 Customer reach, access and convenience remains a top priority.  Seven full-service branches and 24/7 ATM centers serve low- to moderate- income communities in Manhattan, Brooklyn and Queens.  Member of the Allpoint, Wells Fargo and JPMorgan ATM networks giving customers access to 84,000 ATMs nationwide.  Online account opening available and digitally present in 9 states from  Massachusetts to Virginia, including Washington, DC.  Offering a full range of traditional, online, and mobile banking services. Carver’s free mobile app is available through the Apple and Google Play app stores.  Certified as a Community Development Financial Institution by the U.S. Treasury and regulated by the Office of the Comptroller of the Currency.  10

 10

 10

 10

 Leader in Community Banking  Launched a $5 million innovative Small Business Microloan Program  Launched a Minority Women Business Pitch Competition with community partners offering $50,000 in grant giveaways  Leveraged federal and state grants for approximately $2 million to support entrepreneurs  Major supporter of Historically Black Colleges & Universities  Community Development Financial Institution awarded “Outstanding” CRA ratings for the last 19 years  10

 Fiscal Year 2023 Highlights  10

 Total Assets, Loans and Deposits  ($ in millions)  Carver Bancorp’s Fiscal Year begins April 1 and ends March 31  **Compound Annual Growth Rate  13  Total Assets  CAGR** 7.71%  Total Loans  CAGR 11.83%  Total Deposits  CAGR 7.10%  $579  $677  $735  $723  $424  $478  $574  $593  $489  $557  $628  $600  2020 2021 2022 2023  2020 2021 2022 2023  2020 2021 2022 2023

 Selected Statistical Data  14

 Leadership and Governance  14

 Carver Board of Directors  Lewis P. Jones III Chairman of the Board Since 2013  Kenneth J. Knuckles  Vice Chairman Since 2013  Colvin W. Grannum  Since 2013  Jillian E. Joseph  Since 2019  Robin L. Nunn  Since 2022  Craig C. MacKay  Since 2017  Michael T. Pugh President & CEO Since 2015  Dr. Pazel G. Jackson, Jr.  Vice Chairman Since 1997  14

 Questions and Answers  14